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                                                                     EXHIBIT 3.2

                                  CONFIDENTIAL
                                  ------------

                              AS OF JUNE 25, 1996

                          AMENDED AND RESTATED BYLAWS
                                       OF
                             PEGASUS SYSTEMS, INC.
                            (A DELAWARE CORPORATION)


                                   ARTICLE I

                            OFFICES AND FISCAL YEAR

         SECTION 1.01. REGISTERED OFFICE. The registered office of the Corporation shall be as stated in the Certificate of Incorporation until a change in such office is established by resolution of the Board of Directors and a statement of such change is filed in the manner provided by applicable law.

         SECTION 1.02. OTHER OFFICES. The Corporation may also have offices and keep its books, documents, and records at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

         SECTION 1.03. FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other date as the Board of Directors may designate by resolution.

                                   ARTICLE II

                                THE STOCKHOLDERS

         SECTION 2.01. TYPES OF STOCK.

                 (a) The Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation") currently authorizes two classes of capital stock - Common Stock and Series A Preferred Stock ("Series A Preferred"). The aggregate number of shares of Common Stock and Series A Preferred which the Corporation has authority to issue is set forth in the Certificate of Incorporation. Unless otherwise specified, references in these Bylaws to the issued and outstanding shares of capital stock of the Corporation shall mean the issued and outstanding shares of Common Stock as if all issued and outstanding shares of Series A Preferred had been converted to Common Stock.

                 (b) Except as provided herein or in the Certificate of Incorporation, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock and Series A Preferred shall have exclusively all rights of stockholders. Each holder of Common Stock or Series A Preferred shall be entitled to one (1) vote per share of stock owned by such
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holder, except as otherwise provided or limited herein or in the Certificate of
Incorporation, or as otherwise provided or limited in (i) that certain Amended and Restated Stockholders Agreement dated as of June 25, 1996 to which the Corporation is a party (as it may be amended, the "Stockholders Agreement") and
(ii) that certain Rights Agreement dated as of June 25, 1996 to which the Corporation is a party (as it may be amended, the "Rights Agreement"). Any holder of stock may enter into an agreement with the Corporation whereby such holder agrees not to vote such stock in all or certain circumstances; and in such case such shares held by such holder as to which such an agreement applies shall, for all purposes, not be considered to be entitled to vote on any matters as to which such holder has agreed not to vote such shares. No person or entity, together with all "affiliates" (as that term is defined in Rule
12b-2 under the Securities Exchange Act of 1934, as in effect as of June 1,
1995) of that person or entity, may beneficially own more than twenty-five percent (25%) of the issued stock. The limitation in the preceding sentence shall terminate on the earliest to occur of (x) the termination of the Stockholders Agreement, (y) July 21, 1998 or (z) the closing of a Qualified Public Offering. A "Qualified Public Offering" shall mean any underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, relating to the offering and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $13.00 (as adjusted for stock splits, stock dividends, reclassifications and like events) and in which the Corporation receives aggregate gross proceeds of not less than $10,000,000.

                 (c) Neither the Corporation nor any other stockholder shall have any power or authority (i) to require any stockholder to unwillingly resell his or its stock to the Corporation or to any other person or entity, or
(ii) to force the purchase of any stockholder's stock, except in the case of
(i) or (ii) as part of a merger or sale of the Corporation approved by the Board of Directors or as set forth herein, in the Corporation's Certificate of Incorporation or the Stockholders Agreement.

         SECTION 2.02. PLACE OF MEETING; ANNUAL MEETING. All meetings of the stockholders of the Corporation shall be held at the principal offices of the Corporation, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting. The Board of Directors may fix by resolution the date and time of the annual meeting of the stockholders, and at said meeting the stockholders then entitled to vote shall elect directors to serve until the next annual meeting of stockholders and until their successors are duly nominated, qualified and elected, and shall transact such other business as may properly be brought before the meeting.

         SECTION 2.03. SPECIAL MEETINGS. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, a special meeting of the stockholders of the Corporation entitled to vote may be called at any time only by the affirmative vote of at least two of the directors then in office, or the President. Except for actions relating to the conduct of the meeting under Section 2.05 of these Bylaws or the appointment of judges under
Section 2.10 of these Bylaws, at a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders of record entitled to vote for or against such an action are present in person or by proxy in which case any and all business may be transacted at the meeting even if the meeting is held without notice.


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         SECTION 2.04.    NOTICE OF MEETINGS. Unless otherwise provided by
applicable law, the Certificate of Incorporation, or these Bylaws, written notice of the place, date, and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting at the address of such stockholder as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

         SECTION 2.05 QUORUM. MANNER OF ACTING AND ADJOURNMENT. (a) Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the record holders of at least two-thirds (2/3) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, must be present in person or represented by proxy to constitute a quorum at any annual or special meeting of the stockholders. Whether or not a quorum is present or represented at any meeting of the stockholders, the record holders of two-thirds (2/3) of the shares of capital stock present or so represented shall have the power to adjourn the meeting from time to time. When a meeting is adjourned to another time or place, no notice need be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If an adjournment is for more than thirty
(30) calendar days, or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the affirmative vote of the record holders of two-thirds (2/3) of the shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on the subject matter at a meeting duly called and held with the necessary quorum, shall be the act of the stockholders at any annual or special meeting of stockholders. At any meeting at which amendment of the Certificate of Incorporation, or a merger, consolidation, sale of all or substantially all the assets, dissolution or liquidation of the Corporation, or any other matter requiring under applicable law a vote different than that set forth in the immediately preceding sentence for the taking of such action, is to be voted upon, then, in addition to the vote required under applicable law at the meeting in question, such matter or action, in order to be approved, must also be approved at such meeting by the affirmative vote of the record holders of at least two-thirds (2/3) of the shares of stock present in person or represented by proxy and entitled to vote thereon at such a meeting at which the record holders of at least two-thirds (2/3) of the shares of stock then issued and outstanding and entitled to vote thereat are present in person or by proxy. Except as otherwise required by applicable law or provided by the Certificate of Incorporation or these Bylaws, the stockholders present in person or by proxy at a meeting duly called and held can continue to do business with respect to any matters properly brought before the meeting, until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         (b) Shares of its own capital stock belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote and shall not be counted for quorum purposes.





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         (c)     Notwithstanding the requirements of paragraph (a) of this
Section 2.05, the following corporate actions shall require the affirmative vote of the record holders of two-thirds (2/3) or more of the issued and outstanding shares of capital stock of the Corporation: (i) the transfer and/or assumption of all or substantially all of the assets or liabilities of, or the dissolution of, the Corporation, The Hotel Industry Switch Company, and/or The Hotel Clearing Corporation; (ii) any material acquisition, disposition, consolidation, or merger effected by the Corporation; (iii) the execution of any contract by the Corporation involving a liability or obligation to the Corporation in excess of five million dollars ($5,000,000.00) other than in connection with a public offering of securities; (iv) the incurrence of debt in excess of one million dollars ($1,000,000.00) other than in connection with a public offering of securities; and (vii) the liquidation, dissolution or declaration of bankruptcy by the Corporation. This Subsection (c) shall terminate upon a Qualified Public Offering of the Corporation's stock.

         SECTION 2.06. ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the Vice Chairmen in their order of rank, the President, the Vice-Presidents in their order of rank, a chairman designated by the Board of Directors, or a chairman chosen by the stockholders entitled to cast two-thirds (2/3) of the votes that all stockholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting, and the Secretary, or, in such person's absence, an Assistant Secretary, if any, or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 2.07. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder, or by the stockholder's duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         SECTION 2.08. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided by statute, any action that may be taken at a meeting of stockholders by a vote of the stockholders may be taken with the written consent of stockholders owning (and by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, the Certificate of Incorporation or these Bylaws are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who would have been entitled to vote on the action if a meeting were held is obtained.





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         SECTION 2.09.    VOTING LISTS. The officer who has charge of the stock
ledger of the Corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least (10) calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the Corporation or are entitled to vote in person or by proxy at any annual or special meeting of the stockholders.

         SECTION 2.10. VOTING PROCEDURES; JUDGES OF ELECTION. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, or as directed by the chairman of the meeting, the election of directors and the vote upon any other matter need not be by written ballot. In advance of any meeting of stockholders, the Board of Directors may appoint one or more judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and, upon the demand of any stockholder entitled to vote or such stockholder's proxy, at the meeting and before voting begins, shall appoint judges of election. In the case of judges appointed upon demand of a stockholder, the number of judges shall be either one (1) or three
(3), as determined by the stockholders present or represented by proxy, entitled to cast a majority of votes that all stockholders present or so represented are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

         Except as provided in the Certificate of Incorporation, if judges of election are appointed as aforesaid, they shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes or ballots; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes; (e) determine the results of the election or other vote; and (f) do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three (3) or more judges of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

         On request of the chairman of the meeting or of any stockholder entitled to vote or such stockholder's proxy, the judges shall make a report in writing of any challenge, question, or other matter determined by them, and shall execute a certificate of any fact found by them.





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                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.01. POWERS. The Board of Directors shall have full power to manage the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the stockholders by applicable law, the Certificate of Incorporation, these Bylaws, the Stockholders Agreement or the Rights Agreement, are hereby granted to and vested in the Board of Directors. Without limiting the foregoing, the Board of Directors may, if it so desires, appoint one or more advisory councils to the Board of Directors, consisting of such numbers and with such duties as the Board may deem appropriate.

         SECTION 3.02. NUMBER, NOMINATIONS, ELECTION, TERM OF OFFICE, REMOVAL, TERMINATION AND VACANCIES. The Board of Directors of the Company shall consist of nine (9) members, (i) one (1) of whom shall be the Chief Executive Officer of the Corporation, (ii) six (6) of whom shall be designated by the holders (the "Existing Stockholders") from time to time of Common Stock (other than any holders who acquired Common Stock upon conversion or exchange of Series A Preferred), and (iii) two (2) of whom shall be designated by the holders from time to time of Series A Preferred or Common Stock issued upon conversion or otherwise in respect of Series A Preferred (the "Preferred Holders"). If the number of directors serving on the Board of Directors shall be increased or decreased, the Preferred Holders shall be entitled to designate a minimum of twenty percent (20%) of the total number of directors elected to serve on the Board of Directors. All nominations for directors shall be submitted to the Board of Directors prior to each annual meeting of stockholders of the Corporation and any other meeting of stockholders at which directors are to be elected (or prior to the circulation of any written consent of stockholders in lieu of such meeting(s)). The designated nominees of the Existing Stockholders (the "Designees") shall be determined as follows: Each Existing Stockholder shall be requested to nominate one individual. This list of nominees shall be submitted to the Existing Stockholders who shall then select the requisite number of Designees by voting their shares of Common Stock on a non-cumulative basis for the number of Designees to be selected. The individual(s) receiving a plurality of votes shall be the Designee(s).





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         Elections of directors need not be by written ballot. Each director shall serve for the term for which he or she is elected and until his or her successor shall have been duly nominated, elected and qualified (except in the event of his or her earlier death, resignation or removal).

         If the Existing Stockholders or the Preferred Holders wish to cause the removal of the director(s) which they had designated for the Board of Directors, the other stockholders entitled to vote shall vote in favor of such removal, as provided in the Stockholders Agreement and the Rights Agreement.

         Any vacancies on the Board of Directors resulting from death, resignation, termination, removal by the stockholders or from any increase in the number of directors may be filled by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.03 of Article II of these Bylaws. In such event, the stockholder(s) that had designated such director(s) shall be entitled to designate and nominate as provided herein a successor to fill the vacancy so created, and in such instance the stockholder(s) shall vote in favor of such designee or nominee as provided herein. Any director elected in accordance with the two preceding sentences of this Section 3.02 shall hold office for the remainder of the full term of the directorship being filled by such director and until a successor shall have been elected and qualified. This Section 3.02 shall terminate upon a Qualified Public Offering of the Corporation's stock.

         SECTION 3.03. QUALIFICATIONS. All directors of the Corporation shall be natural persons, but need not be residents of Delaware or stockholders of the Corporation.

         SECTION 3.04. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Upon the effectiveness of such resignation, the vacancy created thereby shall be filled in the manner provided in Section 3.02 hereof.

         SECTION 3.05. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President, the Vice Presidents in their order of rank, or a chairman chosen by the affirmative vote of the directors holding two-thirds (2/3) of the votes of the Board of Directors present, shall act as chairman of the meeting, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, if any, or any other person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 3.06. PLACE OF MEETING. All meetings of the Board of Directors of the Corporation shall be held at the principal offices of the Corporation, or at such other place within or without the State of Delaware as shall be designated in a notice of such meeting or otherwise.





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         SECTION 3.07.    REGULAR MEETINGS. Regular meetings of the Board of
Directors may be held without notice at such time and place as shall be designated from time to time by the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

         SECTION 3.08. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held whenever called by the Chairman of the Board, the President or by the affirmative vote of twenty percent (20%) or more of the directors then in office. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, notice of each such meeting shall be given to each director by telephone or in writing at least three (3) calendar days (in the case of notice by telephone, telegram, cable, or facsimile transmission) or seven (7) calendar days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held, and shall be deemed to be given at the time when so made by telephone, sent by telegram, cable, or facsimile transmission, or deposited in the U.S. mail. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

         SECTION 3.09. QUORUM, MANNER OF ACTING, AND ADJOURNMENT. (a) Each director shall have one (1) vote on any matter voted upon by the Board of Directors. The voting and other rights of the Corporation's directors and stockholders are further defined and limited by the Certificate of Incorporation, the Stockholders Agreement and the Rights Agreement.

         (b) Except as otherwise provided by applicable law, the Certificate of Incorporation, the Stockholders Agreement, the Rights Agreement or these Bylaws, as amended from time to time, two-thirds (2/3) of the total number of directors then in office shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, and the act of two-thirds (2/3) or more of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting to another date and time by giving notice to each director not less than five (5) calendar days before the time at which said adjourned meeting is to be held, in the manner set forth in Section 3.08 hereof. Following any Qualified Public Offering of the Corporation's stock, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

         (c) Notwithstanding paragraph (b) above, (i) the appointment or removal of the Chairman of the Board or the President; (ii) the approval of annual business plans, budgets, or strategic plans, (iii) any material change in the scope of the business of the Corporation; (iv) the approval of policies concerning the payment of dividends or other distributions; (v) the approval of capital expenditures in excess of one million dollars ($1,000,000.00); and (vi) the approval of changes in the Corporation's accounting or tax policies inconsistent with generally accepted accounting principles shall require the affirmative vote of three-fourths (3/4) or more of the directors present at any meeting at which there is a quorum. This Subsection (c) shall terminate upon a qualified public offering of the Corporation's stock and shall not apply with respect to any action required to effectuate such public offering.





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         SECTION 3.10.    CONSENT IN LIEU OF MEETING. Except as otherwise
provided by applicable law, the Certificate of Incorporation, or these Bylaws, and notwithstanding Section 3.08 hereof, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee, as the case may be.

         SECTION 3.11. CONFERENCE TELEPHONE MEETINGS. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, one or more directors may participate in a meeting of the Board of Directors, or of any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         SECTION 3.12. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, designate and name an Executive Committee and one or more other committees, each committee to consist of one (1) or more directors, provided that any Executive Committee shall have at least three (3) directors. The Board may designate one (1) or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member (and the alternate or alternates, if any, designated for such member) of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         Any such committee (to the extent provided in the resolution establishing such committee) shall conduct itself, including with respect to provisions for votes of its members, as set forth in resolutions adopted by the Board of Directors, and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, expressly including the power and authority to declare a dividend, to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law (the "GCL"), and to authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no such committee shall have the power or authority (a) to amend the Certificate of Incorporation or to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or to fix the number of shares of any series of stock, or to authorize the increase or decrease of the shares of any series; (b) to adopt an agreement of merger or consolidation under Sections 251 or 252 of the GCL; (c) to recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets;
(d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (e) to amend the Bylaws of the Corporation; or (f) to authorize the issuance of stock.





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         Each committee designated pursuant to this section shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 3.13. COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided that, the Board, in its discretion, may reduce the compensation of any director who is concurrently receiving compensation for services rendered to the Corporation as an officer thereof. Members of special or standing committees may be paid like compensation for attending committee meetings.

         SECTION 3.14. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or of a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

                 (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors comprise less than a quorum;

                 (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                 (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                 NOTICE-WAIVERS

         SECTION 4.01. NOTICE. WHAT CONSTITUTES. Except as otherwise provided in the Bylaws, any provision of applicable law, the Certificate of Incorporation or these Bylaws which





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
requires notice to be given to any director or stockholder of the Corporation shall not be deemed or constituted to require personal notice (unless otherwise expressly provided therein), but rather such notice may be given via telephone, facsimile or first class mail addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the U.S. mail.

         SECTION 4.02. WAIVERS OF NOTICE. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation or these Bylaws, a written waiver hereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at nor the purposes of, any regular or special meeting of the stockholders, directors, or a committee of directors need be specified in any written waiver of notice of such meeting.

         Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened.

         Notwithstanding any of the foregoing, except in the case of written consents of less than all of the stockholders as provided in Section 2.08 of these Bylaws, no waiver of notice shall be valid or shall be deemed equivalent to notice unless all directors or stockholders entitled to vote on any matters which are a subject of the meeting in question shall give such a waiver of notice, whether before, at or after the meeting.

                                   ARTICLE V

                                    OFFICERS

         SECTION 5.01. NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary, and may include one or more Vice Presidents, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article V. One person may hold more than one
(1) office. Except as provided below with respect to the Chairman of the Board, and Vice Chairmen of the Board, officers may, but need not be, directors or stockholders of the Corporation. The Board of Directors shall also elect, from among the members of the Board, a Chairman of the Board, and one or more Vice Chairmen of the Board, each of which shall be deemed to be an officer of the Corporation.

         SECTION 5.02. ELECTION, TERM OF OFFICE, RESIGNATION, AND REMOVAL. The officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article V, shall be elected annually by the Board of Directors, and each such officer shall hold his or her office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Subject to the terms of any applicable employment or service agreement, all officers, agents, and employees shall be subject to removal, with or without





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
cause, at any time by the Board of Directors. The election or appointment of an officer shall not of itself create contract rights. Any vacancy caused by the death, resignation, or removal of any officer, or otherwise, may be filled by the Board of Directors or pursuant to delegated authority as provided in
Section 5.03 hereof.

         SECTION 5.03. OTHER OFFICERS, COMMITTEES, AND AGENTS. The Board of Directors may from time to time elect such other officers, including Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees, or other agents as it deems necessary. Such officers, committee members, employees, or other agents shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine by resolution. By resolution, the Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees, or other agents. Subject to the terms of any applicable employment or service agreement, all such subordinate officers, agents, and employees shall also be subject to removal, with or without cause, at any time by the officers or committee appointing them.

         SECTION 5.04. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the Board of Directors and at meetings of the stockholders. The Chairman of the Board shall counsel with and advise the President and perform such other duties as may be from time to time assigned to the Chairman of the Board of Directors. Except as otherwise provided by resolution of the Board, the Chairman of the Board shall be ex-officio a member of all committees of the Board.

         SECTION 5.05. THE VICE CHAIRMEN OF THE BOARD. The Vice Chairmen of the Board shall perform the duties of the Chairman of the Board in the Chairman's absence (in their order of rank) and such other duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, or the President.

         SECTION 5.06. THE PRESIDENT. The President shall perform all of the duties usually incident to such office, and such other duties as may from time to time be assigned to the President by the Board of Directors. In the absence of the Chairman of the Board and any Vice Chairmen of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors.

         SECTION 5.07. THE SECRETARY. The Secretary, or in the Secretary's absence an Assistant Secretary, (a) shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the meetings of the stockholders and the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; (b) shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; (c) shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, (d) in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, the Chairman of the Board, or the President.





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
         SECTION 5.08. THE TREASURER. The Treasurer, or in Treasurer's absence, an Assistant Treasurer, (a) shall have or provide for the custody of, and when proper pay out, disburse, or otherwise dispose of, the funds or other property of the Corporation; (b) shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; (c) shall deposit all funds in his custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; (d) shall keep accurate financial records and accounts and, whenever so required by the Board of Directors, render statements showing his transactions as Treasurer and the financial condition of the Corporation; and
(e) in general, shall discharge such other duties as may from time to time by assigned to the Treasurer by the Board of Directors, the Chairman of the Board, or the President.

         SECTION 5.09. SALARIES. The salaries and other compensation of the officers and agents of the Corporation elected or appointed by the Board of Directors shall be fixed from time to time by the Board of Directors. The salaries and other compensation of subordinate officers appointed pursuant to delegated authority under Section 5.03 hereof shall be fixed from time to time by the officers or committee appointing them.

                                   ARTICLE VI

                     CERTIFICATES OF STOCK, TRANSFER, ETC.

         SECTION 6.01. ISSUANCE. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the Corporation owned by such stockholder upon request therefor. The stock certificates of the Corporation shall be consecutively numbered and shall be registered in the stock ledger and transfer books of the Corporation as they are issued. They shall be signed by the Chairman of the Board or by the President or a Vice President, and by the Secretary or an Assistant Secretary, if any, or by the Treasurer or an Assistant Treasurer, if any, and shall bear the corporate seal, which may be a facsimile, engraved, or printed. Any and all of the signatures upon such certificate may be a facsimile, engraved, or printed. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent, or registrar before the certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of its issue.

         SECTION 6.02. RESTRICTION ON TRANSFER. No stockholder shall sell, transfer, or otherwise dispose of such stockholder's shares of stock without first offering said shares to the Corporation if and to the extent required by the terms of the Stockholders Agreement or the Rights Agreement. This Section
6.02 shall terminate upon a Qualified Public Offering of the Corporation's stock.

         SECTION 6.03 TRANSFER, LEGENDS, ETC. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The Board of Directors may by resolution, (a) impose restrictions on transfer or registration of transfer of shares of stock of the Corporation, and (b) require as a condition to the issuance or transfer of such shares that the person or persons to whom such shares are to be issued or transferred agree in writing to such restrictions. In the event that any such restrictions on transfer or registration of transfer are so imposed, the Corporation shall require that such restrictions be conspicuously noted on all certificates representing such shares. In addition, all shares of the Corporation's stock are subject to several restrictions and limitations as set forth in the Stockholders Agreement and the Rights Agreement, which are to be noted on all certificates representing such shares.

         SECTION 6.04. LOST, STOLEN, DEFACED, WORN OUT, OR DESTROYED. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, defaced, worn-out, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, defaced, worn out, or destroyed. When authorizing such issuance of a new certificate or certificates, the Corporation may, as a condition precedent thereto, (a) require the owner of any defaced or worn out certificate to deliver such certificate to the Corporation and order the cancellation of the same, and (b) require the owner of any lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Corporation shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. Thereupon, the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen, defaced, worn out, or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date, and name of the registered owner of the lost, stolen, defaced, worn out, or destroyed certificate in lieu of which the new certificate is issued. Every certificate issued hereunder shall be issued without payment to the Corporation for such certificate; provided that, there shall be paid to the Corporation a sum equal to any exceptional expenses incurred by the Corporation in providing for or obtaining any such indemnity and security as is referred to herein.

         SECTION 6.05. RECORD HOLDER OF SHARES. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, the Corporation (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, (b) shall be entitled to hold liable for any required calls and assessments a person so registered, and (c) shall not be bound to recognize (i) any entity or person as a transferee of stock unless such entity or person both complies with all transfer and other restriction imposed hereby or by the Certificate of Incorporation and Stockholders Agreement and first becomes a party to Stockholders Agreement, or (ii) any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

         The Corporation may treat a fiduciary as having capability and authority to exercise all rights of ownership in respect of shares of record in the name of a decedent holder, a person, firm, or corporation in conservation, receivership, or bankruptcy, a minor, an incompetent person, or a person under disability, as the case may be, for whom such fiduciary is acting, and the Corporation, its transfer agent, and its registrar, if any, upon presentation of evidence of appointment of such fiduciary shall be under no duty to inquire as to the powers of such fiduciary and shall not be liable for any loss caused by any act done or omitted to be done by the Corporation or its transfer agent or registrar, if any, in reliance thereon.

         SECTION 6.06. DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

         If no record date is fixed:

                 (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                 (b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                 (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting provided that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 6.07. APPOINTMENT OF TRANSFER AGENTS, REGISTRARS, ETC. The Board of Directors may from time to time by resolution appoint (a) one (1) or more transfer agents and registrars for the shares of stock of the Corporation,
(b) a plan agent to administer any employee benefit, dividend reinvestment, or similar plan of the Corporation, and (c) a dividend disbursing agent to disburse any and all dividends authorized by the Board and payable with respect to the shares of stock of the Corporation. The Board of Directors shall also have authority to make such other rules and regulations not inconsistent with applicable law, the Certificate of Incorporation, or these Bylaws, as it deems necessary or advisable with respect to the issuance, transfer, and registration of certificates for shares and the shares of stock represented thereby.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.01. DIVIDENDS. Dividends, if any, upon the capital stock of the Corporation may be declared only by the affirmative vote of at least three-fourths (3/4) of the members of the Board of Directors then in office, at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, or in any combination thereof, but only out of funds available for the payment of dividends as provided by applicable law. Any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine by resolution. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, shall determine by resolution is proper as a reserve or reserves to meet contingencies, for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall so determine is in the best interests of the Corporation and its stockholders. The Board may modify or abolish any such reserves in the manner in which it was created.

         SECTION 7.02. CONTRACTS, ETC. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may authorize any officer or officers, any employee or employees, or any agent or agents, to enter into any contract or to execute, acknowledge, or deliver any agreement, deed, mortgage, bond, or other instrument in the name of and on behalf of the Corporation and to affix the Corporation's seal thereon. Such authority may be general or confined to specific instances.

         SECTION 7.03. CHECKS. All checks, notes, obligations, bills of exchange, acceptances, or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate by resolution.

         SECTION 7.04. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 7.05. DEPOSITS. All funds of the Corporation shall be deposited from time to time to credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks or other orders signed by such one or more officers, employees, or agents as the Board of Directors shall from time to time designate.

         SECTION 7.06. EXAMINATION OF CORPORATE RECORDS. Upon written demand under oath stating the purpose thereof, every stockholder of record shall have a right to examine, in person or by attorney or other agent, during ordinary business hours and for any proper purpose,





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
the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation as its registered office in Delaware or at its principal place of business.

         Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records during ordinary business hours for a purpose reasonably related to his or her position as a director.

         SECTION 7.07. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify to the fullest extent authorized or permitted by law any current or former director or officer of the Corporation (or his or her testator or estate) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether criminal, civil administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Subject to applicable law, the Corporation may indemnify an employee or agent of the Corporation to the extent that and with respect to such proceedings as, the Board of Directors may determine by resolution, in its discretion.

         SECTION 7.08. AMENDMENT OF BYLAWS. (a) These Bylaws may be amended, modified, or repealed, or new Bylaws may be adopted by the Board of Directors of the Corporation, subject to (i) the consent of the holders of Series A Preferred as provided in the Rights Agreement and (ii) amendment, modification or repeal, by the Corporation's stockholders. Any such amendment, modification or repeal by the Corporation's stockholders shall require, in addition to all applicable requirements of law and the Certificate of Incorporation, the affirmative vote of the record holders of two-thirds (2/3) or more of the outstanding shares of Common Stock, at any annual meeting of stockholders or at any special meeting thereof, if notice of such amendment, modification, repeal or adoption of new Bylaws is contained in the notice of such special meeting. Notwithstanding any of the foregoing to the contrary, Section 2.01 (c) hereof may not be amended, modified or repealed by either the Board of Directors or the stockholders without the unanimous vote of all holders of record of stock.

         (b)     Notwithstanding the above paragraph, this paragraph (b) of
Section 7.08 and paragraph (c) of Section 3.09 may only be amended, modified, or repealed by the Board of Directors of the Corporation with the affirmative vote of three-fourths (3/4) or more of the Board of Directors at any meeting of the Board at which there is a quorum.

         (c) Following a Qualified Public Offering of the Corporation's stock, these Bylaws may be amended, modified, or repealed, or new Bylaws may be adopted by the Board of Directors of the Corporation, subject to amendment, modification or repeal by the Corporation's stockholders and applicable law.





                                       17